Exhibit 5
EXECUTION COPY
AMENDMENT NO. 1 TO
VOTING AND IRREVOCABLE PROXY AGREEMENT
     This AMENDMENT NO. 1 TO VOTING AND IRREVOCABLE PROXY AGREEMENT (this “Amendment”), dated as of April 26, 2010, is entered into among MSCI Inc., a Delaware corporation (“Parent”), and the other parties hereto.
WITNESSETH:
     WHEREAS, Parent and the other parties hereto are the parties to that certain Voting and Irrevocable Proxy Agreement dated as of February 28, 2010 (the “Voting Agreement”);
     WHEREAS, in connection with the settlement of certain putative shareholder class action litigation challenging the Merger, the parties hereto desire to amend certain provisions of the Voting Agreement; and
     WHEREAS, in accordance with Section 5.04 of the Voting Agreement, the parties hereto wish to effect the amendments to the Voting Agreement provided hereunder.
     NOW, THEREFORE, the Voting Agreement is amended as follows:
     1. Definitions; References. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Voting Agreement, and each reference in the Voting Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or “hereby” and each other similar reference shall be deemed to refer to the Voting Agreement as amended hereby. Each reference to the “the date hereof”, “the date of this Agreement” and each other similar reference contained in the Voting Agreement shall refer to February 28, 2010.
     2. Section 1.01(c). Section 1.01(c) of the Voting Agreement is hereby amended by deleting the words “in response to an Intervening Event” appearing after the words “Adverse Company Recommendation Change” in the first sentence of Section 1.01(c) of the Voting Agreement.
     3. Schedule 1.01. Schedule 1.01 to the Voting Agreement is hereby amended by amending and restating the column “Locked-Up Covered Shares” in its entirety with the column “Locked-Up Covered Shares” on Annex A hereto.
     4. Effectiveness. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Voting Agreement in effect immediately prior to the entry into of this Amendment remain in full force and effect.
     5. Counterparts. This Amendment may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute a single instrument.
     6. Governing Law; Jurisdiction. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware. Any suit, action or proceeding arising under this Amendment shall be resolved in accordance with the terms set forth in Section 5.12 of the Voting Agreement.

19

[Remainder of page intentionally left blank]

20

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.

MSCI INC.
By:
Name:
Title:

[Signature Page to Amendment No. 1 to Voting Agreement]

GENERAL ATLANTIC PARTNERS 78, L.P.
By:	General Atlantic LLC, its general partner

By:
Name:
Title:

GAPSTAR, LLC
By:
Name:
Title:

GAP COINVESTMENTS III, LLC
By:
Name:
Title:

GAP COINVESTMENTS IV, LLC
By:
Name:
Title:

GAPCO GMBH & CO. KG
By:	GAPCO Management GmbH, its general partner

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Voting Agreement]

TCV V, L.P. a Delaware Limited Partnership
By:	Technology Crossover Management V, L.L.C.,
Its: General Partner

By:
Name:
	Title:	Attorney in Fact

TCV Member Fund, L.P. a Cayman Islands exempted limited partnership, acting by its general partner Technology Crossover Management V, L.L.C., a Delaware limited liability company
By:
Name:
	Title:	Attorney in Fact

[Signature Page to Amendment No. 1 to Voting Agreement]

Spectrum Equity Investors IV, L.P.
By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:
Randy Henderson
Its General Partner

Spectrum Equity Investors Parallel IV, L.P.
By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:
Randy Henderson
Its General Partner

Spectrum IV Investment Managers’ Fund, L.P.
By:
Randy Henderson
Its General Partner

[Signature Page to Amendment No. 1 to Voting Agreement]

By:
Ethan Berman

[Signature Page to Amendment No. 1 to Voting Agreement]

Annex A

Stockholder Name	Locked-Up Covered Shares

General Atlantic Partners 78, L.P.	4,516,384

GapStar, LLC	61,191

GAP Coinvestments III, LLC	246,302

GAP Coinvestments IV, LLC	66,300

GAPCO GmbH & Co. KG	5,078

TCV V, L.P.	2,516,351

TCV Member Fund, L.P.	47,663

Spectrum Equity Investors IV, L.P.	4,247,714

Spectrum Equity Investors Parallel IV, L.P.	25,075

Spectrum Investment Managers’ Fund, L.P.	50,583

Ethan Berman	1,987,884

13,770,525
[Signature Page to Amendment No. 1 to Voting Agreement]